UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2004

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

N/A (Former name, former address and former fiscal year, if changed since last report)

ITEM 5. Other Events

            On July 21, 2004, Brown Shoe Company, Inc., as lead borrower for itself and on behalf of certain of its subsidiaries, entered into an Amended and Restated $350 million revolving Credit Agreement among Bank of America, N.A., as lead issuing bank, lead arranger, administrative agent, and collateral agent, LaSalle Bank, National Association, as syndication agent, Wells Fargo Foothill, LLC as documentation agent and the other financial institutions party thereto, as lenders.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed as part of this report.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement among Brown Shoe Company, Inc., as lead borrower, Bank of America, N.A., as lead issuing bank, lead arranger, administrative agent, and collateral agent, LaSalle Bank, National Association, as syndication agent, Wells Fargo Foothill, LLC as documentation agent and the other financial institutions party thereto, as lenders, dated as of July 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: July 23, 2004	/s/ Michael I. Oberlander
Vice President, General Counsel and Corporate Secretary